CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 22, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: International Equity Dividend and Premium Fund, Structured International Tax-Managed Equity Fund, Structured Tax-Managed Equity Fund, U.S. Equity Dividend and Premium Fund, Balanced Strategy Portfolio, Equity Growth Strategy Portfolio, Growth Strategy Portfolio, Growth and Income Strategy Portfolio, Income Strategies Portfolio, and Satellite Strategies Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 19, 2012